Exhibit 99.1

Knightscope Announces $1.7 Million Registered Direct Offering of Common Stock

MOUNTAIN VIEW, Calif., March 28, 2025--(BUSINESS WIRE)--Knightscope, Inc. (NASDAQ: KSCP) (the “Company”), a leader in developing autonomous security robots and artificial intelligence technologies, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 625,000 shares of the Company’s Class A common stock at a purchase price of $2.75 per share in a registered direct offering. The offering is expected to close on or about March 31, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $1.7 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-269493), including a base prospectus, previously filed with the Securities and Exchange Commission (“SEC”) on February 1, 2023 and declared effective by the SEC on February 8, 2023. The offering of the securities is being made only by means of a prospectus supplement that forms a part of such registration statement. A prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Knightscope

Knightscope is transforming public safety with cutting-edge robotics and AI technologies. From autonomous security robots to advanced detection systems, Knightscope is committed to building safer communities where you live, work, study and visit. Our long-term ambition is bold but simple: to make the United States of America the safest country in the world. Learn more about us at www.knightscope.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," "proposes" and similar expressions. Forward-looking statements contained in this press release and other communications include, but are not limited to, statements about the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds from offering. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the factors discussed under the heading "Risk Factors" in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements, except as may be required by law.

Contacts

Public Relations

Drew McDowell

press@yourwashingtonoffice.com

Knightscope, Inc.

(650) 924-1025 ext. 6